SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 1, 2019

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:                (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	REG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2019, Regency Centers Corporation announced that, effective January 1, 2020, Martin E. “Hap” Stein, Jr. will transition from Chairman and Chief Executive Officer to Executive Chairman, and Lisa Palmer will become President and Chief Executive Officer.

Effective August 12, 2019, Ms. Palmer will vacate her role as Chief Financial Officer while retaining her role as President, and Mike Mas, the Company’s Managing Director, Finance, will become Executive Vice President, Chief Financial Officer. In addition, also effective August 12, 2009, Jim Thompson, the Company’s Executive Vice President, Operations, will become Executive Vice President, Chief Operating Officer and Mac Chandler, Executive Vice President, Investments, will become Executive Vice President, Chief Investment Officer.

Mr. Mas, age 43, has been our Managing Director, Finance since 2017. Prior to his role as Managing Director, Finance, Mr. Mas has served as SVP, Capital Markets and VP, Capital Markets and Joint Ventures. Mr. Mas has been employed by the Company for 15 years. Mr. Mas is a graduate of the University of North Florida.

Any changes to compensation for Ms. Palmer and Messrs. Stein, Thompson and Chandler will be determined by the Compensation Committee of the Company’s Board of Directors in early 2020 in connection with the Company’s annual determination of compensation.

In connection with Mr. Mas’ promotion, his annual base salary will become $450,000 on September 1, 2019. In addition, Mr. Mas will continue to participate in the Company’s incentive programs which are described in the Company’s proxy statement filed with the SEC on March 21, 2019. His target incentives for 2019 were not changed. In addition, Mr. Mas will receive a one-time restricted stock grant of $200,000 of shares of the Company’s common stock. For 2020, Mr. Mas will receive an annual base salary of $500,000 and will have a target cash bonus of $500,000 and a target long term incentive of $1,000,000. The target objectives for such incentives in 2020 will be determined in early 2020 in connection with the Company’s annual determination of compensation.

A press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits

Exhibit 99.1	Press release issued by Regency Centers Corporation on August 1, 2019.

Exhibit 99.2	Amended and Restated Severance and Change of Control Agreement dated as of February 22, 2017 by and between Regency Centers Corporation and Michael J. Mas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)

August 1, 2019	By:	/s/ Barbara C. Johnston
Barbara C. Johnston, Senior Vice President and General Counsel

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